Exhibit 21.1

Subsidiaries of the Company

Subsidiary	DBA	Jurisdiction of Incorporation or Organization

Alaska Communications Systems Holdings, Inc.	Alaska Communications, ACS	Delaware

Alaska Communications LLC	Alaska Communications, ACS	Alaska

ACS of the Northland, Inc. *	Alaska Communications, ACS	Alaska

ACS of Alaska, Inc. *	Alaska Communications, ACS	Alaska

ACS of Fairbanks, Inc. *	Alaska Communications, ACS	Alaska

ACS of Anchorage, Inc. *	Alaska Communications, ACS	Delaware

ACS Wireless, Inc.	Alaska Communications, ACS	Alaska

ACS Long Distance, Inc. *	Alaska Communications, ACS	Alaska

ACS Internet, Inc. *	Alaska Communications, ACS	Delaware

ACS Messaging, Inc.	Alaska Communications, ACS	Alaska

ACS InfoSource, Inc.	Alaska Communications, ACS	Alaska

ACS Cable Systems, Inc. *	Alaska Communications, ACS	Delaware

ACS of Alaska License Sub, Inc. *	Alaska Communications, ACS	Alaska

ACS of the Northland License Sub, Inc. *	Alaska Communications, ACS	Alaska

ACS of Fairbanks License Sub, Inc. *	Alaska Communications, ACS	Alaska

ACS of Anchorage License Sub, Inc. *	Alaska Communications, ACS	Alaska

ACS Wireless License Sub, Inc. *	Alaska Communications, ACS	Alaska

ACS Long Distance License Sub, Inc. *	Alaska Communications, ACS	Alaska

ACS Service, Inc.	Alaska Communications, ACS	Alaska

Crest Communications Corporation	Alaska Communications, ACS	Delaware

WCI Cable, Inc.	Alaska Communications, ACS	Delaware

Alaska Northstar Communications, LLC.	Alaska Communications, ACS	Delaware

Northstar License Corporation	Alaska Communications, ACS	Delaware

WCIC Hillsboro, LLC.	Alaska Communications, ACS	Delaware

WCI Lightpoint, LLC.	Alaska Communications, ACS	Delaware

Northern Lights Holding, Inc.	Alaska Communications, ACS	Delaware

WorldNet Communications, Inc.	Alaska Communications, ACS	Delaware

Alaska Fiber Star, LLC.	Alaska Communications, ACS	Alaska

Alaska Fiber Star License Corporation	Alaska Communications, ACS	Delaware

Alaska Fiber Star Corporation	Alaska Communications, ACS	Delaware

In addition to the wholly owned subsidiaries listed above, the Company has a 49% interest in TekMate, LLC, an Alaska Limited Liability Company.

*	Effective January 1, 2013, the indicated entities were converted to limited liability companies under applicable state law.